POWER OF ATTORNEY



Know all by these presents, that the undersigned hereby constitutes and appoints Robert T. Hass and Bradley C. Anderson or either of them acting in the absence of the other, with full power of substitution, the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:



     1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Amtech Systems, Inc., an Arizona corporation (the "Company"), Forms ID, 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;



     2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and



     3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.



The undersigned hereby grants to attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.




This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.



IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of June 2009.



Signature:





/s/ Jeong Mo Hwang
____________________
Jeong Mo Hwang



STATE OF ARIZONA            )

                                                )  SS.

COUNTY OF MARICOPA     )



On June 25, 2009, before me, Mary V. Jensen, a Notary Public, personally appeared Jeong Mo Hwang, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.



WITNESS my hand and official seal.







/s/ Mary V. Jensen
___________________

Notary Public



MARY V. JENSEN

Notary Public in Arizona

Maricopa County

My Commission Expires

August 28, 2010










NOTARY SEAL